UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                             Filed by a party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Tribune Publishing Company

(Name of Registrant as Specified In Its Charter)

Gannett Co., Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 16, 2016, Robert Dickey, President and CEO of Gannett Co., Inc. (“Gannett”), sent the following letter to Gannett’s employees:

FINAL GCI Employee Letter re: Revised Offer

Dear Colleagues,

As you may have seen, today Gannett increased its all-cash premium offer to acquire all of Tribune Publishing Company for $15.00 per share from $12.25 per share, subject to due diligence.

We remain committed to the proposed transaction, and it is clear from our discussions with Tribune shareholders that there is a tremendous amount of support for our proposal. By increasing the amount of our offer, we are reaffirming our belief in the benefits of the transaction for both companies’ stakeholders.

We have deep respect for the outstanding journalism at Tribune and believe our strategy to grow the USA TODAY NETWORK would be greatly enhanced by the addition of Tribune’s properties. We also believe the proposed transaction would broaden the range of opportunities available to each of you.

As you are probably aware, we will be soliciting “WITHHOLD” votes from Tribune shareholders with respect to the Tribune director nominees at their upcoming shareholder meeting. We have taken this step to encourage Tribune shareholders to send a message to their Board that they should engage on a premium offer like the one we’ve proposed.

Let me emphasize that we have yet to reach an agreement with Tribune and it is not definite that an agreement will be achieved. For now, it should be business as usual: our job remains to continue to serve our audiences, customers and communities with the dedication they have come to expect.

If you receive any inquires related to the announcement we’re making today, please refer them to Amber Allman, Vice President, Corporate Communications at aallman@gannett.com or 703-854-5358, and Michael Dickerson, Vice President, Investor Relations at mdickerson@gannett.com or 703-854-6185.

We want to thank each and every one of you for your focus and dedication. Without your outstanding efforts on behalf of the company, none of this would be possible.

Best Regards,

Robert Dickey

President and CEO, Gannett

FORWARD LOOKING STATEMENTS

Certain statements in this communication may be forward looking in nature or constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed acquisition of Tribune by Gannett and the benefits of the proposed acquisition. Forward-looking statements include all statements that are not historical facts and can typically be identified by words such as “believe,” “expect,” “estimate,” “predict,” “target,” “potential,” “likely,” “continue,” “ongoing,” “could,” “should,” “intend,” “may,” “might,” “plan,” “seek,” “anticipate,” “project” and similar expressions, as well as variations or negatives of these words. Any such statements speak only as of the date the statements were made and are not guarantees of future performance. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results and developments to differ materially from those projected, anticipated or implied in the forward-looking statements. These factors include, among other things, the ability of Gannett and Tribune to agree to the terms of the proposed transaction and, in the event a definitive transaction agreement is executed, the ability of the parties to obtain any necessary stockholder and regulatory approvals, to satisfy any other conditions to the closing of the transaction and to consummate the proposed transaction on a timely basis, as well as changes in business strategies, economic conditions affecting the newspaper publishing business and Gannett’s ability to successfully integrate Tribune’s operations and employees with Gannett’s existing business. Additional information regarding risks, trends, uncertainties and other factors that may cause actual results to differ materially from these forward-looking statements is available in Gannett’s filings with the U.S. Securities and Exchange Commission, including Gannett’s annual report on Form 10-K. Any forward-looking statements should be evaluated in light of these important risk factors. Gannett is not responsible for updating or revising any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ADDITIONAL INFORMATION

Gannett filed a preliminary proxy statement and an accompanying GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on May 13, 2016, which will be used to solicit withhold votes with respect to the election of all of the director candidates nominated by Tribune for election at Tribune’s 2016 annual meeting of stockholders. This communication is not a substitute for such preliminary proxy statement. INVESTORS AND SECURITY HOLDERS OF TRIBUNE ARE URGED TO READ SUCH PRELIMINARY PROXY STATEMENT, AND ANY OTHER DOCUMENTS FILED WITH THE SEC WITH RESPECT TO GANNETT’S SOLICITATION REGARDING TRIBUNE’S 2016 ANNUAL MEETING OF STOCKHOLDERS IF AND WHEN THEY BECOME AVAILABLE, CAREFULLY IN THEIR ENTIRETY AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SOLICITATION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication also relates to a proposal that Gannett has made for a business combination transaction with Tribune. In furtherance of this proposal and subject to future developments, Gannett (and, if a negotiated transaction is agreed, Tribune) may file one or more proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement or other document Gannett and/or Tribune may file with the SEC in connection with the proposed transaction.

Investors and security holders of Tribune are urged to read the proxy statements or other documents filed with the SEC WITH RESPECT TO THE PROPOSED TRANSACTION carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. Any definitive proxy statement with respect to the proposed transaction (if and when available) will be mailed to stockholders of Tribune. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC through the web site maintained by the SEC at http://www.sec.gov.

Gannett and its respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies with respect to Tribune’s 2016 annual meeting of stockholders. This communication does not constitute a solicitation of a proxy from any stockholder with respect to the proposed transaction. However, Gannett and/or Tribune and their respective directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Gannett’s directors and executive officers in Gannett’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on March 23, 2016, and Gannett’s annual report on Form 10-K for the fiscal year ended December 27, 2015, which was filed with the SEC on February 25, 2016. You can find information about Tribune’s directors and executive officers in Tribune’s definitive proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 19, 2016. Additional information regarding the interests of such potential participants will be included in one or more proxy statements or other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents using the sources indicated above.